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BRILLIANT DIGITAL ENTERTAINMENT, INC.         COFFIN-Bullet- COMMUNICATION          COFFIN-Bullet-MOTTOLA COMMUNICATIONS
6355 Topanga Canyon Boulevard, #120           15300 Ventura Blvd. #303              19800 MacArthur Blvd. #670
Woodland Hills, California 91367              Sherman Oaks, CA 91403                Irvine, CA 92715
(818)346-3653                                 (818)789-0100                         (714)851-1109

CONTACT:                                      CONTACT:                              CONTACT:
Michael Ozen                                  Bill Coffin                           Christi Mottola
Chief Financial Officer                       Investor Relations                    Press Relations

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FOR IMMEDIATE RELEASE:
---------------------
October 24, 1997


              BRILLIANT DIGITAL ENTERTAINMENT AND PACKARD BELL NEC
                               STRENGTHEN ALLIANCE


LOS ANGELES, CA - October 24, 1997 - Brilliant Digital Entertainment, Inc. (AMEX:BDE), announced an agreement today which strengthens Packard Bell NEC's and Brilliant Digital Entertainment's current strategic alliance. The agreement provides for Packard Bell NEC to pay Brilliant Digital for Multipath Movies bundled on Packard Bell multimedia computers over the initial twelve month period of their three year deal. In return, Packard Bell will receive a portion of the net Internet revenues generated by these Multipath Movies. As part of this agreement Packard Bell NEC has received additional warrants to purchase Brilliant Digital common stock.

This new agreement is an amendment to an existing agreement between the parties signed in September 1996. The prior agreement requires Packard Bell to bundle Multipath Movies on up to 6 million Packard Bell NEC multimedia computers over a three year period. Packard Bell will provide point-of-sale advertising for Brilliant's Multipath Movies, as well as prominently display the Company's icon on both the computer desktop and on its Planet Oasis web page. Except as described above, no material terms of the previous agreement have been revised.

"We are very pleased to be aligned with the world's number one selling home computer manufacturer. This expansion of our original agreement with Packard Bell further demonstrates their confidence in our company and belief in the future of Multipath Movies," said Mark Dyne, Chairman and CEO of Brilliant Digital Entertainment. "This alliance is one more step towards continuing to build our strategic relationships within the computer and entertainment industries."

BDE recently announced an agreement with Universal Studios Consumer Products Group to produce Multipath Movie episodes using story scripts from the highly rated, live action television series XENA: WARRIOR PRINCESS and animated character designs from the direct-to-video motion picture, HERCULES & XENA THE ANIMATED MOVIE: "THE BATTLE FOR MOUNT OLYMPUS."

Brilliant's other strategic alliances include: Morgan Creek Productions to develop Multipath Movies for the "ACE VENTURA: PET DETECTIVE" and "ACE
VENTURA: WHEN NATURE CALLS" films, King Features Syndicated for the "POPEYE" series, Crawford Productions, and EXCLUSIVE worldwide rights to Bantam Doubleday Dell books for Young Readers for the successful "CHOOSE YOUR OWN NIGHTMARE" and "CHOOSE YOUR OWN ADVENTURE" series of interactive books.

Brilliant Digital Entertainment is the production studio responsible for the creation of Multipath Movies, a new generation of digital entertainment to be distributed over the Internet, on CD-ROM, as television programming, and for home video. Multipath Movies utilize proprietary, technologically advanced software tools to produce three-dimensional, digitally animated stories, each with hundreds of plot alternatives that lead to multiple, distinct conclusions that are influenced by the user.

Statements in this news release that relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results may differ materially due to a variety of factors. Information about certain of these factors is contained in the Company's most recently filed Form 10KSB report and are available from Brilliant Digital Entertainment's Investor Relations department and may be obtained by calling or writing.

                                      ###


/s/MICHAEL OZEN, Chief Financial Officer                       October 24, 1997
----------------------------------------                       ----------------
Signed and Approved                                            Date




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